Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 33-54398, 333-07515, 333-43547, 333-56697, 333-32118, 333-62714, 333-116431 and 333-134938 on Form S-8 and Nos. 333-96369, 333-116155, 333-132151 and 333-133636 on Form S-3 of PowerSecure International, Inc. (f.k.a. Metretek Technologies, Inc. and Marcum Natural Gas Services, Inc.) of our reports dated March 14, 2008 (which report expresses an unqualified opinion) on the consolidated financial statements of PowerSecure International, Inc. and on PowerSecure International, Inc.’s internal control over financial reporting, and our report dated March 14, 2008 (which report expresses an unqualified opinion) on the financial statements of Marcum Midstream 1995-2 Business Trust, appearing in this Annual Report on Form 10-K of PowerSecure International, Inc. for the year ended December 31, 2007.
/s/ Hein & Associates LLP
HEIN & ASSOCIATES LLP
Denver, Colorado
March 14, 2008